EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, in the Annual Report on Form 10-K of Pioneer Natural Resources Company (the “Company”) for the fiscal year ended December 31, 2013, as well as in the notes to the financial statements included therein. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, into the Company’s previously filed Registration Statements on Form S-8 (No. 333-176712, No. 333-178671, No. 333-35087, No. 333-39153, No. 333-39249, No. 333-88438, No. 333-136488, No. 333-136489, No. 333-136490, No. 333-161283, No. 333-183379 and N. 333-193885) and on Form S-3 (No. 333-174402) in accordance with the requirements of the Securities Act of 1933, as amended.

	By:	/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P. TBPE Firm Registration No. F-1580

Denver, Colorado
February 26, 2014